As filed with the Securities and Exchange Commission on April 30,
1999

                                       SEC  File No.  811-2046
______________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No. 25                                       [X]

                           MAP-EQUITY FUND
          (Exact name of Registrant as specified in charter)

                           520 Broad Street
                    Newark, New Jersey 07102-3111
               (Address of principal executive offices)

  Registrant's Telephone Number, including Area Code 1-800-559-5535

                         KATHLEEN M. KOERBER
                              President
                           MAP-Equity Fund
                           520 Broad Street
                    Newark, New Jersey 07102-3111
               (Name and address of agent for service)

__________________________________________________________________

                         MAP-EQUITY FUND


                        EXPLANATORY NOTE

     The purpose of this filing is to fulfill the requirements of Rule 8b-16 under the Investment Company Act of 1940, which mandates that every registered management investment company which is required to file a semi-annual report on Form N-SAR shall amend the registration statement required pursuant to
Section 8(b) by filing, not more than 120 days after the close of each fiscal year, the appropriate form prescribed for such amendment.

     This registration statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Fund.

      On December 31, 1998, MBL Life Assurance Corporation ("MBL Life"), the sponsor of the Fund, sold its individual life and individual and group annuity businesses to SunAmerica Inc. (the "Acquisition"). The Acquisition effected a resolution to the proceedings associated with the Plan of Rehabilitation of the Mutual Benefit Life Insurance Company (the predecessor in interest to MBL Life). As a result of the Acquisition, MBL Life will wind down its operations and has informed the Board of Directors of the Fund (the "Board") that it will be unable to continue as the Fund's sponsor after June 30, 1999. First Priority Investment Corporation, a wholly-owned subsidiary of MBL Life, also will be unable to continue as the Fund's distributor after June 30, 1999.

      In light of the foregoing, the Board considered various strategic alternatives with regard to the Fund. This process resulted in the Board approving arrangements for the business and operations of the Fund to be continued by reorganizing the Fund into a new portfolio of The MainStay Funds (the "New Fund").

       PROPOSED REORGANIZATION.   The  Board  has  approved   an
Agreement and Plan of Reorganization (the "Agreement") between the Fund and The MainStay Funds, on behalf of the New Fund. The Agreement provides for the transfer of all of the assets of the Fund to the New Fund in exchange for Class I shares of the New Fund and the assumption by the New Fund of all of the liabilities of the Fund. The aggregate net asset value of the New Fund Class I shares to be issued in the exchange will equal the aggregate net asset value of the Fund shares then outstanding. Following the exchange, the Fund will distribute the New Fund Class I shares to its shareholders pro rata, in liquidation of the Fund as provided in the Agreement. The transactions contemplated by the Agreement (the "Reorganization") can be consummated only if, among other things, a majority of the Fund's shareholders approve the Reorganization. A Special Meeting (the "Meeting") of Shareholders of the Fund will be held on June 3, 1999 and approval of the Agreement will be voted on at that Meeting. In connection with the Meeting, the Fund will be delivering to its shareholders of record a proxy statement describing the proposed Reorganization and a prospectus for the New Fund's Class I shares.

      Two of the individuals who currently serve as the Fund's portfolio managers, including the Fund's primary portfolio manager, will continue to serve as the New Fund's portfolio managers through a new organization that will serve as the New Fund's subadviser.

      If the Fund's shareholders approve the Agreement at the Meeting and certain other conditions required by the Agreement are satisfied, the Reorganization is expected to become effective in June 1999. In the event that the Fund's shareholders fail to approve the Agreement, the Board will consider other alternatives with regard to the Fund, such as liquidating the Fund.

     Effective as of the close of business on April 30, 1999, the Fund closed to new purchases, including purchases under the Automatic Monthly Investment Plan. The Board believes that closing the Fund to new purchases will help facilitate a smooth and efficient transition of the Fund's business and operations in connection with the Reorganization. Although no new purchases can be made at this time, Fund shareholders may redeem any or all of their Fund shares through the effective date of the Reorganization, subject to the redemption procedures described herein. Following the Reorganization, if approved, shareholders would be able to make new purchases in the New Fund.


                         MAP-EQUITY FUND

                             PART A

                           MAY 1, 1999

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to Instruction B of the General Instructions to Form N-1A.


ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
AND RELATED RISKS

INVESTMENT OBJECTIVES. The Fund's primary investment objective is long-term appreciation of capital. The Fund also seeks to earn income, but this is a secondary objective. Since investment involves both opportunities for gain and risk of loss, no assurance can be given that the Fund will achieve its objectives.

PRINCIPAL INVESTMENT STRATEGIES. In seeking to achieve its investment objectives, the Fund invests primarily in equity-type securities, including common stocks, as well as securities convertible into, or exchangeable for, common stocks.

     Common stocks represent ownership interests and fluctuate in value depending on such factors as the performance of the companies whose securities are held and general economic conditions. Securities convertible into or exchangeable for common stocks consist primarily of warrants and bonds or preferred stocks that have warrants attached, or that are exchangeable into a specified number of shares of common stock. Investments are made primarily in securities traded on national securities exchanges and, to a lesser extent, in securities traded in the "over-the-counter" market.

     In selecting specific securities for investment, emphasis is placed on securities that are out of favor where a catalyst exists for turning disappointment into opportunity. Any number of factors can indicate value. These can include statistical indications such as relatively low multiples of book value or cash flow. More fundamental factors include industry consolidations and large tax loss carry forwards on the books of companies that are moving toward profitability. On a seasonal basis, in December there is often value in stocks that have performed poorly during the year that are further depressed by year-end tax selling. Value can also be reflected by a competitive advantage such as a brand name, a license or a copyright. These businesses usually require only modest capital investment and little debt, producing enough cash to spend substantial sums in product development and marketing.

      Besides value, emphasis is also placed on the presence of a catalyst that will unlock a company's potential. Management changes, published purchases by officers, write-offs, restructurings, employee reductions, sales of underperforming assets, larger stock repurchases by a company, and tax law changes on such things as capital gains and investment tax credits are examples of events which might indicate the potential for positive developments.

     Importance is placed on assessing the judgment, quality, and integrity of management, such as the way management has allocated capital over a long period of time and whether management has repurchased shares when returns have warranted it. Also important are the track record of product development, and managers who have a substantial personal investment in the enterprise, taking most of their compensation in incentives, and placing more emphasis on profitability than growth.

     There may be periods of unusual or adverse market, economic, or political conditions, or periods during which the Fund's investment adviser has determined that investment opportunities in the equity markets are diminished (due to either fundamental changes in those markets or an anticipated general decline in the value of equity securities). During such periods the Fund may adopt a defensive position and hold its assets in cash or in other kinds of securities such as preferred stocks, bonds, debentures, notes, government obligations, or other evidences of indebtedness. If the Fund does so, different factors could affect the Fund's performance and the Fund may not achieve its investment objectives.

      The Fund normally holds its investments for a relatively long period of time in seeking its objective of long-term capital
appreciation.   However, investments may  be  sold  whenever  the
Fund's investment adviser believes that the opportunity for current profits or the risk of market decline outweighs the
prospect  of  long-term  and short-term capital  gains.   Certain
securities may be acquired from time to time in an effort to earn short-term profits. To the extent that the Fund engages in short-term trading, it incurs greater brokerage charges than would otherwise be the case.

      The investment objectives and policies stated above may be changed without shareholder approval. If there is a change in investment objective, shareholders should consider whether the Fund remains an appropriate investment in light of their then current financial position and needs. The Fund is subject to certain investment restrictions which are considered fundamental policies of the Fund and which may not be changed without the approval by vote of a majority of the Fund's shareholders. These fundamental investment restrictions are described in Part B, "Investment Restrictions".

RISKS. The Fund's net asset value will fluctuate and you could lose money by investing in the Fund. Investment in common stocks and securities convertible into common stocks is particularly subject to the risk of changing economic, stock market, industry and company conditions, which can adversely affect the value of the Fund's holdings. An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

      The Fund's Board of Directors and Officers are responsible for its management. The Officers carry out the day-to-day functions, subject to the supervision of the Fund's Board of Directors, which has final responsibility for the management of the Fund's affairs.

       The Fund's investment adviser is Markston Investment Management ("Markston"), 1 North Lexington Avenue, White Plains, New York 10601. Markston is a partnership between Markston International, Inc. and MBL Sales Corporation, an indirect subsidiary of MBL Life Assurance Corporation ("MBL Life").

       Investment decisions for the Fund are made by two individuals, Michael Mullarkey and Roger Lob. Mr. Mullarkey has been responsible for the Fund's investment decisions since 1981, and Mr. Lob has been involved in the investment decisions since 1987. Mr. Mullarkey currently is the Fund's primary portfolio manager.

      Fund assets are divided between the two managers within certain parameters. Markston reviews this asset allocation by manager periodically, and may adjust this allocation based on investment performance and new investment opportunities identified by each manager. This management structure achieves the Fund's objective of prudent diversification while allowing each manager to focus his research on a limited number of companies.

      Under the Investment Advisory Agreement, Markston provides the Fund with investment advisory and management services and, subject to the authority of the Board of Directors, is responsible for overall management of the Fund's business affairs. A description of the services provided by Markston pursuant to this Agreement appears in Part B, "Investment Advisory and Other Services".

      For the services rendered to the Fund, Markston receives a periodic fee, adjusted for investment performance, on the basis of a percentage of net assets. A description of how the fee is computed appears in Part B, "Investment Advisory and Other Services". During 1998, Markston received from the Fund an advisory fee of .35% of the Fund's average net assets for that year.

PREPARING FOR THE YEAR 2000

      The Fund relies on service providers, including, among others, its investment adviser, custodian and transfer agent for the systems and resources necessary to perform the shareholder services described herein. The Fund has confirmed with its service providers that they have developed and are in the process of implementing a Year 2000 transition plan. The resources being devoted to this effort by these service providers are substantial. It is difficult to predict with precision whether the amount of resources ultimately devoted or the outcome of these efforts will have a negative impact on the Fund. It is not anticipated that the shareholders will experience any negative effects on their investment, or on the services currently provided in connection therewith, as a result of Year 2000 transition implementation, but there can be no assurances.


ITEM 7.  SHAREHOLDER INFORMATION

     Effective as of the close of business on April 30, 1999, the Fund closed to new purchases, including purchases under the Automatic Monthly Investment Plan. The Board believes that closing the Fund to new purchases will help facilitate a smooth and efficient transition of the Fund's business and operations in connection with the proposed Reorganization (see "Explanatory Note"). Although no new purchases can be made at this time, shareholders may redeem any or all of their Fund shares through the effective date of the Reorganization, subject to the redemption procedures described herein.

HOW NET ASSET VALUE IS DETERMINED

      The net asset value of Fund shares is computed by dividing the value of the Fund's investment securities, plus cash and all other assets, less all liabilities, by the number of Fund shares outstanding. The value of the Fund's investment securities is generally their market value for securities traded on a national securities exchange or over-the-counter and for which there are readily available market quotations, amortized cost for debt securities having a remaining maturity of 60 days or less, or fair value as calculated by the Fund's Board of Directors for all other securities or assets. A more detailed description of the methods of valuing the Fund's investment securities appears in Part B, "Pricing of Securities".

     The net asset value is computed on each day on which the New
York Stock Exchange is open for trading, as of the close of regular trading of that Exchange.

RETIREMENT PLANS

      Shares of the Fund may be held under the following retirement plans:

1.   retirement  plans qualified for special tax treatment  under
     Section 401 of the Code and adopted by corporations or self-employed individuals;

2.   Individual Retirement Accounts ("IRA Plans") qualified under
     Section 408(a) and Roth IRAs qualified under Section 408A of the Code; and

3. retirement programs qualified under Section 403(b)(7) of the Code and established for employees of certain educational institutions or organizations described in Section 501(c)(3) of the Code.

      A more detailed description of such arrangements appears in Part B, "Retirement Plans".

HOW TO REDEEM FUND SHARES

BY MAIL: A shareholder may redeem all or any portion of his or her Fund shares at any time and at no charge upon written request to the transfer agent at: State Street Bank, P.O. Box 8500, Boston, Massachusetts 02266-8500. The request, signed exactly as the account is registered, may be made by completing a Stock Power Form or by writing a letter of instruction referencing the Fund name and account number. A minimum of $250 must be maintained in the shareholder's Fund account to maintain an open account. For redemptions exceeding $25,000 or when the proceeds are being forwarded to an address other than the address of record, the signature on the stock power or letter must be guaranteed in accordance with written procedures adopted by the transfer agent pursuant to requirements of the Securities Exchange Act of 1934. These procedures provide that signatures be guaranteed by a bank (as defined in the Federal Deposit Insurance Act), savings association (as defined in the Federal Deposit Insurance Act) or credit union which is listed on the American Bankers Association - Key to Routing Numbers; a national securities exchange, registered securities association or clearing agency; or broker, dealer, municipal securities broker, government securities broker or government securities dealer which is listed in Standard & Poor's Security Dealers of North America.

      The signature guarantee must appear on the same document as the signature(s) being guaranteed and as close as possible to the endorsement. The signature guarantee must contain the name of the firm, the signature of the individual guarantor with title, if any, and cannot be qualified in any way. If the guarantee presented does not meet the transfer agent's requirements, the transfer agent will notify the presenter and the guarantor of the rejection within two business days of the rejection.

      The signature guarantee procedures are available from the transfer agent at the address and telephone number given herein. If certificates have been issued, the same procedures must be followed and the certificates must be sent to the transfer agent under separate cover. Additional documents may be required in the case of redemptions by corporations, trusts, fiduciaries and similar accounts. (Contact the transfer agent concerning the requirements for these types of redemptions.)

      Shares are redeemed at the per share net asset value next computed after receipt by the transfer agent of the redemption request, stock power, and certificates, if any. The per share net asset value may be more or less than the price originally paid for the shares, depending upon the Fund's investment performance.

      Payment for Fund shares redeemed will ordinarily be made within seven days after receipt of the redemption request in proper form. The Fund will not mail redemption proceeds until checks (including certified checks or cashier's checks) received for the shares purchased have cleared. A determination that a check has cleared can be made through the passage of time (customarily 10 days). If checks for the purchase of shares to be redeemed have not cleared, the redemption request will be returned as not being in proper form.

BY TELEPHONE:   Shareholders  who  have  authorized   telephone
redemptions in the application may redeem shares up to $25,000 by telephone instructions to the Transfer Agent, which will wire, direct deposit or mail the proceeds of redemption to the bank for deposit in the bank account referenced in the application, except that telephone redemptions of less than $1,000 will be mailed. Wire redemptions of $1,000 or more will be wired the day following the redemption request, and a wire fee charged by the Transfer Agent (currently $8.00 per wire) will be deducted from the proceeds. Any change in the bank account specified in the application must be made in writing with a signature guarantee as described below for redemptions by mail. Shares to be redeemed will also be valued as of the close of business on the day that a request for redemption is received, if received prior to 4:00 p.m. Eastern Time.

     Redemption instructions may be given by calling the Transfer
Agent toll free at 1-800-343-0529.

     Instructions received by the Transfer Agent must include the shareholder's name and account number. The Transfer Agent has advised the Fund that it employs procedures selected to provide adequate safeguards against the execution of unauthorized transactions and reasonably designed to confirm that redemption instructions received by telephone are genuine, including requiring personal identification, tape recording calls, sending redemption proceeds only to pre-authorized shareholder accounts at banks or trust companies and providing written confirmation. A shareholder who authorizes telephone redemptions will be liable for any loss arising out of unauthorized or fraudulent instructions which the Fund, acting through its Transfer Agent, reasonably believes to be genuine if the procedures selected to guard against unauthorized transactions are followed.

      The  Fund  reserves the right to terminate  or  modify  the
telephone  redemption  service  at  any  time  after  notice   to
shareholders.

      A partial redemption will be made to the extent that the shareholder's account included shares for which payment has been received. Further, the Fund may suspend the right of redemption or postpone the date of payment on redemption during any period when (1) the New York Stock Exchange is closed (for reasons other than holidays and weekends), or trading on the new York Stock Exchange in restricted, (2) an emergency exists as determined by the SEC, making disposal of the Fund's investment securities or valuation of the Fund's assets not reasonably practicable, or (3) the SEC has so permitted by order for the protection of the Fund's shareholders.

      It is not anticipated that shares will be redeemed other than for cash. The Fund, however, reserves the right to limit cash payment on redemption by each shareholder during a 90-day period to the lesser of $250,000 or 1% of the Fund's net asset value at the beginning of the period. If the Fund's Board of Directors determines that it is in the best interests of the remaining shareholders, the Fund may pay or satisfy any balance of the redemption price, in whole or in part, by a distribution in kind from the Fund's investment portfolio, in lieu of cash, taking the securities at their value employed for determining such redemption price, and selecting the securities in such manner as the Board of Directors may deem fair and equitable. If shares are redeemed in this way, brokerage costs will ordinarily be incurred in converting such securities to cash.

GIFT TRANSFER: Shareholders may donate shares as a gift to an individual or charity. For information contact First Priority or your financial advisor.

HOW TO ARRANGE PERIODIC WITHDRAWALS

      As a service to those who wish to receive fixed periodic payments, the Fund permits the establishment of a Systematic Withdrawal Plan. Any shareholder who owns, in a single account, Fund shares having a current value of $5,000 or more or who made an initial purchase of $5,000 (including sales charge) may initiate a Plan by completing a form, which will be provided upon request, and depositing with the transfer agent any share certificates he or she holds. Such shareholder may request that enough shares be redeemed from his or her account monthly, quarterly or at such other interval as the Fund approves, to produce a fixed amount of money. The amount of each withdrawal must be at least $50, but this is not a recommended amount and may not be suitable under all circumstances.

     The redemption of shares in order to make payment under this Plan will reduce and may eventually exhaust the account. Each redemption of shares may result in a gain or loss, which the shareholder reports on his or her income tax return. Consequently, the shareholder should keep an accurate record of any gain or loss on each withdrawal.

      Administrative costs for this Plan are borne by the Fund, but the right is reserved upon notice to the shareholder to make a charge against the shareholder's account. Systematic withdrawals may be terminated at any time without cost or penalty.

RIGHTS ACCOMPANYING RUND SHARES

      The Fund distributes semi-annually any net investment income, such as dividends, and distributes annually any net realized capital gains. More frequent distributions may be made to the extent permitted or required by law. Any such distribution is ordinarily credited in the form of additional Fund shares, purchased at their net asset value, i.e., with no sales charge, on the date that the distribution is payable, unless the shareholder has elected in his or her application or by written notice to the transfer agent, at least ten days prior to the record date for such distribution, that future distributions are to be paid by check.

TAX CONSIDERATIONS

      The Fund has qualified and expects to continue to qualify for the special tax treatment afforded regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As such, the Fund is not subject to Federal income tax on that part of its investment company taxable income (consisting generally of net investment income, net gains from certain foreign currency transactions, and net short-term capital gain, if any) and any net capital gain (the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders. It is the Fund's intention to distribute substantially all such income and gains.

      For federal income tax purposes, dividends paid by the Fund from net investment income, and the excess of net short-term capital gain over net long-term capital loss, will be taxable to shareholders as ordinary income. Distributions paid by the Fund from the excess of net long-term capital gain over net short-term capital loss will be taxable as long-term capital gains regardless of how long the shareholder has held its shares.
These tax consequences will apply regardless of whether the shareholder elects to have distributions reinvested in additional shares or paid in cash. A portion of the dividends paid to corporate shareholders may qualify for the corporate dividends-received deduction to the extent the Fund earns qualifying dividends. Each shareholder will receive a statement after each calendar year setting forth the amount and character of distributions received from the Fund for federal tax purposes.

      For IRAs and pension plans, dividends and capital gains are reinvested and are not taxed until a qualified distribution is received from the IRA or pension plan. A 20% withholding is required on the taxable portion of distributions from certain retirement plans that are eligible for direct rollover, but which are not directly rolled into another eligible plan.

     Individuals and certain other classes of shareholders may be subject to back-up withholding of federal income tax on distributions and redemptions, if they fail to furnish their correct taxpayer identification number (or are otherwise subject to back-up withholding.) Individuals, corporations and other shareholders that are not U.S. persons under the Code are subject to different tax rules.

     In addition to federal taxes, shareholders may be subject to state and local taxes on payments received from the Fund.

      The  foregoing is only a summary of some of  the  important
Federal income tax considerations generally affecting the Fund and its shareholders; see Part B for a more detailed discussion.
Shareholders are urged to consult their tax advisors.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

     Not applicable.


                         MAP-EQUITY FUND

                             PART B

                           MAY 1, 1999

      This Part B is not a prospectus, but is incorporated by reference into, and should be read in conjunction with, Part A
(dated May 1, 1999).

TABLE OF CONTENTS                           Page

General Information and History ..........   B-1
Description of Certain Investments .......   B-1
Investment Restrictions ..................   B-2
Management of the Fund ...................   B-4
Investment Advisory and Other Services ...   B-6
Brokerage Allocation .....................   B-8
Personal Investing .......................   B-9
Rights Accompanying Fund Shares ..........   B-9
Pricing of Securities ....................   B-10
Retirement Plans .........................   B-10
Taxes ....................................   B-11
Calculation of Performance Data ..........   B-12
Financial Statements .....................   B-13

GENERAL INFORMATION AND HISTORY

     MAP-Equity Fund (the "Fund") was incorporated under the laws of Delaware on March 6, 1970. The Fund is registered with the Securities and Exchange Commission (the "SEC") under the
Investment Company Act of 1940 as an open-end, diversified management investment company. Prior to May 1, 1995, the Fund was known as Mutual Benefit Fund.

DESCRIPTION OF CERTAIN INVESTMENTS

      The Fund's investment objectives and policies are described in Part A under "Investment Objectives, Principal Investment
Strategies, and Related Risks".

     The following are the types of investments which may be made by the Fund and certain investment restrictions imposed on the Fund in seeking to achieve its objectives:

      A warrant is a right which entitles its holder, for a specified period of time, to acquire a specified number of shares of common stock for a specified price per share. If the share price at the time the warrant is exercised exceeds the total of the exercise price of the warrant and its purchase price, the Fund experiences a gain to the extent this total is exceeded by the share price. However, if the share price at the time the warrant expires is less than the exercise price of the warrant, the Fund will suffer a loss of the purchase price of the warrant.

      The Fund restricts its investment in securities of foreign issuers to no more than 10% of the value of the Fund's total net assets. Such securities may be subject to additional federal taxes which would increase the cost of such investments and may be subject to foreign government taxes which could reduce the income yield on such securities.

      In addition, foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less publicly available information about a foreign company than about a United States ("U.S.") company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies. Securities of some foreign companies may be less liquid or more volatile than securities of U.S. companies, and foreign brokerage commissions are generally higher than in the United States. Investments in foreign securities may also be subject to other risks different from those affecting U.S. investments, including local political or economic developments, expropriation or nationalization of assets, and imposition of withholding taxes on dividend or interest payments.

     In addition to the investments described in Part A, the Fund may also buy "restricted" securities which cannot be sold publicly until registered under the Securities Act of 1933. The Fund's ability to dispose of investments in "restricted" securities at reasonable price levels might be limited unless and until their registration under the Securities Act of 1933 has been completed. The Fund will endeavor to have the issuing company pay all the expenses of any such registration, but there is no assurance that the Fund will not have to pay all or some of these expenses. The Fund has not invested in any "restricted" securities to date, and has no current intention of doing so in the future.

INVESTMENT RESTRICTIONS

      The investment objectives and policies stated above as well as those described in Part A may be changed without shareholder approval. The following investment restrictions are fundamental policies of the Fund and may not be changed without the approval by vote of a majority of the Fund's shareholders.

The Fund does not

1. invest more than 10% of the value of its total net assets in securities which are not readily marketable, such as restricted stock, debt obligations acquired in private transactions, and securities which are secured by interests in real estate; or more than 5% of the value of its total assets in equity securities which are not readily marketable,

2. invest in real estate, although it may buy securities of companies which deal in real estate and securities which are secured by interests in real estate, including interests in real estate investment trusts,

3.   invest in commodities or commodity contracts,

4. invest in securities of other registered investment companies, except by purchases in the open market involving only customary broker's commissions or as part of a merger, consolidation, or acquisition, subject to limitations in the Investment Company Act of 1940,

5.   make  loans, except by the purchase of bonds or  other  debt
     obligations    customarily    distributed    privately    to
     institutional investors,

6. invest more than 25% of the value of its total assets in securities of any one industry,

7. invest more than 5% of the value of its total assets in securities (except U.S. Government securities) of any one issuer,

8. invest in more than 8% of the outstanding voting securities, or in more than 10% of any other class of securities, of any one issuer,

9. invest more than 5% of the value of its total assets in securities of companies having a record of less than three years of continuous operations,

10. act as an underwriter of securities of other issuers, except to the extent that it may be deemed to be an underwriter in reselling securities, such as restricted securities, acquired in private transactions and subsequently registered under the Securities Act of 1933,

11. borrow money, except that, as a temporary measure for extraordinary or emergency purposes and not for investment purposes, the Fund may borrow from banks up to 10% of its total assets taken at cost, provided the total borrowings have an asset coverage, based on value, of a least 300%,

12. pledge more than 15% of its total assets taken at cost (as an operating policy, the Fund will not pledge its assets to the extent that the percentage of net assets pledged plus sales load will exceed 10% of the Fund's offering price),

13.  sell securities short,

14. buy securities on margin, except that it may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities,

15. invest in, or write, puts, calls, or combinations thereof,

16. invest in interests in oil, gas or other mineral exploration or development programs,

17. buy or hold the securities of any issuer, if the officers and directors of the Fund or of its investment adviser, who individually own beneficially more than one-half of 1% of the securities of such issuer, together own more than 5% of the securities of such issuer,

18. participate on a joint or joint and several basis in any trading account in securities, or

19. invest in companies for the purpose of exercising control of management.

      The Fund does not issue senior securities except to the extent set out in paragraph 11 above.

MANAGMENT OF THE FUND

      The directors and officers of the Fund, together with a brief description of their occupations during the past five years, are as follows:

     Horace J. DePodwin, Director  (76)
     One Gateway Center, 9th floor
     Newark, New Jersey 07102
          President, Economic Studies, Inc.; Professor  and
          Dean Emeritus, Graduate School of Management, Rutgers -
          The State University of New Jersey.

     Herbert M. Groce, Jr., Director  (70)
     875 Berkshire Valley Road
     Wharton, New Jersey 07885
          The  Most Reverend, Archbishop of the Diocese  of
          St. Paul, Metropolitan of the Anglican Rite, Synod of the Americas, The Holy Catholic Church as of November, 1996; prior thereto The Right Reverend, Missionary Bishop of the Diocese of St. Paul, The American Anglican Church as of January 8, 1994.

     Jerome M. Scheckman, Director  (63)
     P.O. Box 807
     Plandome, New York 11030
          Formerly Consultant and Managing Director, Salomon
          Brothers  Inc.;  Member  of  the  Corporation,   Babson
          College; Member of the Auxiliary Board, Mt. Sinai Hospital; Member of the Business Advisory Counsel, Alfred University.

*    Kathleen M. Koerber, President  (49)
     520 Broad Street
     Newark, New Jersey 07102-3111
          Executive Vice President and Chief Operating Officer, MBL Life since September 1991; Director, First Priority Investment Corporation ("First Priority"); Member of the Management Committee of Markston Investment Management ("Markston").

*    William G. Clark, Executive Vice President  (38)
     520 Broad Street
     Newark, New Jersey 07102-3111
          Senior Vice President - Pension and Investment Products, MBL Life since 1995, prior thereto Vice
          President - Group Pension Operations; Director and President, First Priority; Member of the Management Committee of Markston.

*    Albert W. Leier, Vice President and Treasurer  (48)
     520 Broad Street
     Newark, New Jersey 07102-3111
          Vice President and Controller, MBL Life; Director,
          Vice President and Treasurer, First Priority.

*    Judith C. Keilp, Vice President and Secretary  (40)
     520 Broad Street
     Newark, New Jersey 07102-3111
          Counsel, MBL Life since 1993; Vice President  and
          Secretary, First Priority.

*    Christine M. Dempsey, Assistant Treasurer  (43)
     520 Broad Street
     Newark, New Jersey 07102-3111
          Director  of Financial Reporting, MBL Life  since
          1994,  prior  thereto  Manager of  Financial  Reporting
          Department, MBL Life.

*    Vicki J. Herbst, Assistant Secretary  (44)
     520 Broad Street
     Newark, New Jersey 07102-3111
          Registered Products Compliance Manager, MBL Life since 1994, prior thereto Legal Assistant, MBL Life.

-------------------
* Prior to May 1, 1994, each individual maintained a similar position and/or title with the Mutual Benefit Life Insurance Company in Rehabilitation ("Mutual Benefit Life") that he or she now holds with MBL Life Assurance Coporation ("MBL Life").


      The above-named directors and officers have served in the same capacities for MAP-Government Fund, Inc. and MBL Growth
Fund, Inc.

      Mr.  Scheckman  also serves as a Member of  the  Management
Committee of the MBL Variable Contract Account-7, a managed separate account sponsored by MBL Life.

      The officers carry out the Fund's day-to-day functions, subject to the supervision of the Fund's Board of Directors, which has final responsibility for the management of the Fund's affairs. The Fund pays no remuneration to directors who also serve as directors, officers or employees of MBL Life, Markston or First Priority. Aggregate compensation of other directors, who are not interested persons of MBL Life, Markston or First Priority, paid by the Fund during 1998 is shown below. The Fund does not pay pension or retirement benefits to the Directors.

                                             Total Compensation
                                             from Fund and Fund
Name of Person,          Aggregate Compen-   Complex Paid to
  Position               sation from Fund    Directors

Horace J. DePodwin,      $5,600              $13,600
Director

Herbert M. Groce, Jr.,   $5,600              $13,600
Director

Jerome M. Scheckman,     $4,800              $14,400
Director

     As of the date of this Part B, the directors and officers of the Fund each owned less than 1% of its outstanding shares.

INVSTMENT ADVISORY AND OTHER SSERVICES

      Markston, the Fund's investment adviser, is a New Jersey partnership between Markston International, Inc. and MBL Sales Corporation. Markston International, Inc., which is wholly-owned by Michael J. Mullarkey, Roger Lob, and other Markston employees, is a 49% general partner of Markston, and MBL Sales Corporation, which is an indirect wholly-owned subsidiary of MBL Life, is a 51% general partner of Markston.

      Markston, pursuant to an Investment Advisory Agreement, provides the Fund with investment advisory and management services (including investment recommendations based on a continual study of the general economy and specific industries and companies), placement of orders for the purchase and sale of investment securities, office space, all necessary office facilities, all personnel reasonably necessary for the Fund's operations and ordinary clerical services, and all compensation of directors, officers and employees of the Fund except for compensation of the Fund's directors who are not interested persons of MBL Life, Markston or First Priority.

     In return for these services, Markston receives a basic fee, adjusted for investment performance, at the annual rate of .50% of the first $200,000,000 of the Fund's daily net asset value,
 .45% of the next $100,000,000 of such value, .40% of the next $100,000,000 of such value and .35% of all such value in excess of $400,000,000. The fee is computed and accrued daily and paid quarterly.

      The basic fee may be increased or decreased by an amount (the "adjustment amount") determined according to a formula based on the Fund's performance in relation to the Standard and Poor's 500 Composite Stock Index (the "Index"). A period of 104 consecutive weeks is the full period over which performance is computed. This period is a rolling period with each calendar week designated as a subperiod, with the most recent subperiod substituted for the earliest subperiod as time passes. The performance related portion of the fee is computed over this rolling period, and the fee is payable quarterly.

      This formula provides for an increase or decrease in the basic fee by an "adjustment rate" equal to .05% per annum (.00096% per week) for each full two percentage points that the Fund's investment performance (reflecting reinvestment of cash distributions) is better or worse respectively, than the investment record of the Index (with cash distributions also reinvested) for the 104 calendar week period. The maximum adjustment is .30% per annum (.00577% per week) for performance better or worse than that of the Index by 12 percentage points or more.

      The  investment performance of the Fund for any  period  is equal to the change in the Fund's net asset value per share during such period expressed as a percentage of the Fund's net asset value per share at the beginning of such period. The investment record of the Index for the same period is the change in the level of the Index during such period expressed as a percentage of the Index level at the beginning of the period.

     Because the adjustment to the basic fee rate is based on the comparative performance of the Fund and the Index, the controlling factor is not whether Fund performance is up or down per se, but whether it is up or down more or less than the Index. Moreover, the comparative investment performance of the Fund is based solely on the relevant performance period without regard to the cumulative performance over a longer or shorter period of time.

      Markston has entered into a separate Service Agreement with the Fund and MBL Life under which MBL Life furnishes, on a cost reimbursement basis, investment advisory and other personnel, research and statistical facilities, and services required by Markston in connection with its performance under the Investment Advisory Agreement.

      During 1996, 1997 and 1998, respectively, Markston received from the Fund advisory fees of $231,755, $432,252, and $334,330.

      During  1996, 1997 and 1998, Markston reimbursed  MBL  Life
$32,740, $46,825, and $54,128, respectively.

      Under a Distributor's Agreement, as amended, prior to the close of business on April 30, 1999 (when the Fund closed to new purchases), First Priority distributed the Fund's shares on a best efforts basis. As distributor First Priority did not act as the Fund's agent, but rather as principal which purchased securities from the Fund and resold them for its own account. First Priority assumed certain expenses in connection with the offering and sale of Fund shares, including the expenses of printing and distributing Fund prospectuses and preparing, printing and distributing advertising and sales literature (including copies of reports to shareholders used as sales literature).

     First Priority had been the Fund's distributor since May 1, 1994. In return for its services, First Priority retained the sales charge paid by purchasers of Fund shares, except that First Priority reallowed to dealers 82% of any sales charge on shares sold by dealers pursuant to selling agreements with First Priority. From time to time, the reallocation percentage may have been increased up to 100% as a sales incentive. During 1996, 1997, and 1998 First Priority received $22,754, $37,522, and $162,627, respectively, for its services as distributor.

      The Fund pays all corporate expenses incurred in its operation not assumed by Markston or First Priority, including brokers' commissions; interest charges; taxes and governmental fees attributable to transactions for the Fund; all other applicable taxes arising out of the investment operations of the Fund, including income and capital gains taxes, if any; expenses of the issue or redemption of shares; expenses of registering or qualifying shares for sale; charges of custodians (for custodial, bookkeeping, and daily share-pricing services), transfer agents (including the cost of printing and mailing reports, proxy statements and notices to shareholders), and registrars; costs of auditing and legal services provided by independent firms; and premiums for investment company errors and omission insurance.

      To the extent that any expenses are allocated between the Fund and any other entity, the method of allocation is approved by the Fund's Board of Directors.

      First Priority serves as investment adviser and distributor for MBL Variable Contract Account-7, a separate account of MBL
Life, registered as an investment company. First Priority also performs distributor services for other entities.

      State Street Bank & Trust Company, P.O. Box 8500, Boston, Massachusetts 02266-8500, is custodian of the Fund's investment securities and other assets. The Bank also serves as the Fund's transfer and dividend disbursing agent through an affiliate, Boston Financial Data Services, Inc., Two Heritage Drive, Quincy, Massachusetts 02171. In carrying out these functions, neither the Bank nor its affiliate performs managerial or policymaking functions for the Fund.

BROKERAGE ALLOCATION

     Markston makes decisions as to buying and selling investment securities. In placing orders with brokers and dealers for the purchase and sale of the Fund's investment securities, Markston seeks the best execution at the most favorable prices, considering all of the circumstances. Purchases and sales of securities in the over-the-counter market are transacted with principal market makers, except where it is believed that better prices and executions are available elsewhere.

      While Markston does not intend to limit the placement of orders to any particular broker, it generally gives preference to those brokers who are believed to give best execution at the most favorable prices and who also provide research and other brokerage services to Markston and the Fund. Research services include written and oral advice, analyses and reports concerning issuers, industries, securities, markets, economic factors and trends, and portfolio strategy.

     Commissions charged to the Fund by brokers who provide these services have been higher than commissions charged by those who do not provide them. These higher commissions are paid only if Markston determines that they are reasonable in relation to the value of the services provided and it has reported to the Board of Directors of the Fund, on a periodic basis, to that effect. Markston investment personnel determine the overall reasonableness of commissions paid by rating brokers on such general factors as execution capabilities, quality of research and financial condition, as well as the net results of specific transactions, taking into account such factors as price, promptness, size of order and difficulty of execution. Markston will not use broker commissions to offset business operating expenses. The availability of those services was taken into account in establishing the investment advisory fee.

      Markston does not purchase securities for the Fund from dealers in principal transactions, including underwritten public offerings, with the intention of receiving research, although Markston frequently receives the standard published research of these dealers. Markston believes that the Fund could receive no better prices, consistent with the best execution, for the securities purchased, even if Markston were to receive no research.

     The Fund paid total brokerage commissions of $48,782 in 1996 (on portfolio transactions amounting to $52,030,342), of which approximately 41% was paid to brokers that provided research; $61,779.48 in 1997 (on portfolio transactions amounting to $84,698,287), of which approximately 24.3% was paid to brokers that provided research; and $44,996.83 in 1998 (on portfolio transactions amounting to $63,342,288), of which approximately 37.9% was paid to brokers that provided research.

PERSONAL INVESTING

      Personal investing by "Access Persons" of the Fund is subject to the Fund's Code of Ethics. Access Persons are permitted to trade for their own accounts subject to certain restrictions. "Access Person" means any director, officer, general partner, and "Investment Personnel" of the Fund.

      Trading in a security is not permitted generally if an Access Person knows or should have known at the time of trade that such security is being considered for purchase or sale by the Fund, or is being purchased or sold by the Fund.

       Generally, for Access Persons, personal investing is permitted if trades are either not on Markston's list of securities held by or under consideration for purchase by the Fund ("Prior Approval List"), or exempt. Among the exemptions are: 1) de minimis purchases and sales, 2) trades in a large capitalization company (Standard & Poor's 100), which transaction would provide a minimal potential for conflict, and 3)
preapproved (precleared) transactions. Preclearance will be granted because the trade would be: (i) very unlikely to be harmful to the Fund, (ii) very unlikely to affect a highly institutional market, (iii) clearly not related economically to the securities to be purchased, sold or held by the Fund, (iv) outside a fifteen day window consisting of seven days prior to trade date, the trade date, and seven days thereafter; or (v) at a price which is not more favorable than that obtained by the Fund. Access Persons must seek preclearance for trades which appear on the Prior Approval List which are not otherwise exempt as set forth in the Fund's Code of Ethics.

      All Access Persons must report all trades subject to the Code of Ethics on a quarterly basis. Access Persons who violate the Code of Ethics are subject to sanctions as the Board of Directors deems appropriate, and any profits realized on trades in violation of the Code of Ethics may be disgorged to the Fund or to charity.

RIGHTS ACCOMPANYING FUND SHARES

      The Fund is authorized by its certificate of incorporation to issue 21,000,000 shares of $1 par value common stock. Shares, when issued, are fully-paid and nonassessable and have no pre-emptive, conversion or exchange rights. The Fund is generally required to hold an annual shareholder meeting.

      All shares of common stock have equal rights as to redemption and participation in dividends, earnings, and assets remaining on liquidation. Shares may be issued as full or fractional shares, and each fractional share has proportionately the same rights, including voting rights, as are provided for a full share. The rights accompanying Fund shares are nominally vested in the holders of the shares but, where the shares are held by brokers or dealers in "street name" for the account of customers, or where the holders are employee benefit plans or trusts, an opportunity is afforded the beneficial owners of shares to exercise their proportionate voting rights through the nominal holders of the shares.

      Each share of common stock is entitled to one vote. The shares have "non-cumulative" voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so and, in such event, the holders of the remaining voting shares will not be able to elect any directors.

PRICING OF SECURITIES

      The net asset value of Fund shares is computed by dividing the value of the Fund's investment securities, plus cash and all other assets, less all liabilities, by the number of Fund shares outstanding. The value of the Fund's investment securities is determined as follows:

1. securities traded on a national securities exchange are valued at the last sale price, on such securities exchange, on the day the valuation is being computed;

2. securities traded on a national securities exchange for which there is no sale on that day and securities traded over-the-counter are valued at the last bid price; and

3. securities for which there are no readily available market quotations and all other assets are valued at fair value by, or under authority delegated by, the Fund's Board of Directors. In determining the value of "restricted" securities, suitable recognition will be given to such factors as the amount of the discount at which the securities were acquired, the extent of the Fund's right to require registration under the Securities Act of 1933 and the provisions as to payment of costs of such registration, the nature of the market, if any, in which the securities are traded, the amount of the floating supply of the securities, and the prospects of the company issuing the securities.

      Notwithstanding the foregoing, all debt securities having a remaining maturity of 60 days or less are valued under the amortized cost method of valuation. Under this method, securities are initially valued at their acquisition date (or the date on which they first have a maturity of 60 days or less), and their subsequent value is based on such initial value, assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of any subsequent minor fluctuations in the market value of the security.

RETIREMNT PLANS

      Shares of the Fund may be held under the following retirement plans:

1.   retirement  plans qualified for special tax treatment  under
     Section 401 of the Internal Revenue Code of 1986, as amended
     ("Code")   and  adopted  by  corporations  or  self-employed
     individuals ("Qualified Plans");

2.   Individual  Retirement  Accounts  ("IRA")  qualified   under
     Section  408(a)  of the Code and Roth IRA's qualified  under
     Section 408A; and

3. retirement programs qualified under Section 403(b)(7) of the Code and established for employees of certain educational institutions or organizations described in Section 501(c)(3) of the Code.

      Persons  who  hold  shares under a retirement  plan  should
consult   an  attorney  or  other  qualified  adviser   regarding
applicable  federal  and  state  requirements  and  related   tax
consequences, including, among others, adverse tax consequences that may result from distributions prior to age 59 1/2 (subject to
certain  exceptions);  distributions  that  do  not  conform   to
specified  commencement and minimum distribution amount;  certain
prohibited  transactions,  such  as  a  sale,  exchange,   lease,
borrowing,  or  transfer  of  assets between  a  retirement  plan
account   and   the   participant;   and   in   other   specified
circumstances. Neither the Fund nor any of its affiliates shall have any responsibility for the legal or tax consequences of a retirement plan holding shares of the Fund.

     For shares held under a retirement plan, the Fund will honor redemption requests only when submitted through the Plan trustee or custodian. Payments of redemption proceeds to plan participants may be subject to restrictions contained in the plan documents or in the Code.

TAXES

      The Fund intends to qualify and to continue to qualify as a regulated investment company ("RIC") under the Code. The "Distribution Requirement," in order to qualify for that treatment, is that the Fund must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income, consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions. The Fund must also meet the following additional requirements: (1) The Fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures, or forward contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) At the close of each quarter of the Fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RIC's, and other securities that, with respect to any one issuer, do not exceed 5% of the value of the Fund's total assets and that do not represent more than 10% of the outstanding voting securities of the issuer; and (3) At the close of each quarter of the Fund's taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government securities or the securities of other RIC's) of any one issuer.

     The Fund will be subject to a nondeductible 4% excise tax on
amounts  not distributed to shareholders on a timely basis.   The
Fund  intends to make sufficient distributions to avoid  this  4%
excise tax.

      Dividends and interest received by the Fund may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and foreign countries generally do not impose taxes on capital gains in respect to investments by foreign investors.

      The foregoing is only a general summary of some of the important Federal income tax considerations generally affecting the Fund and its shareholders. No attempt is made to present a complete explanation of the Federal tax treatment of the Fund's activities. Shareholders are urged to consult their own tax advisors for more detailed information and for information regarding any applicable state, local, or foreign taxes.

CALCULATION OF PERFORMANCE DATA


                   Average Annual Total Return
                 (Period Ended December 31, 1998)

                      1 Year         5 Year         10 Year

     Fund             18.33%         20.62%          16.90%

     Compared to:
     S&P 500          28.71%         24.07%          19.20%



     The average annual total return of the Fund shown above is a measure of the change in the value of an investment in the Fund's shares over the period covered. The calculation of the total return figures used by the Fund involves four steps:

          1. Assume a $1,000 investment in Fund shares at the beginning of the period illustrated with the deduction of the maximum sales load of 4.75% of the offering price (applicable to purchases made prior to the close of business on April 30, 1999, when the Fund closed to new purchases);

          2. Calculate the value of the hypothetical investment as of the end of the period covered by multiplying the total number of shares owned at the end of the period by the net asset value per share on the last trading day of the period;

          3. Assume a total redemption of all shares at the end of the period covered;

          4. Calculate average annual total return by applying the following formula:

                         P(1 + T)n = ERV

            P = a hypothetical initial payment of $1,000, T = average annual total return, n = number of years,
          ERV = ending redeemable value at the end of the 1, 5, or 10 year periods of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods.

     Average annual total return is the average annual percentage increase (decrease) during the period covered.

      In making this calculation it is assumed that all dividends and distributions made by the Fund are reinvested at net asset value, i.e. with no sales charge, on the reinvestment date. All Fund expenses and fees are reflected in the calculation of the Fund's net asset value and, therefore, affect determination of total return. The calculation does not include fees charged to shareholders who hold Fund shares under retirement plans (see
"Retirement   Plans").   There  are  no  charges  deducted   upon
redemption.

      The performance figures illustrated may be compared to performance data for the Standard and Poor's 500 Stock Index ("S&P 500") which represents an unmanaged, weighted index of 500 industrial, transportation, utility and financial companies widely regarded by investors as representative of the stock market. This Index is not subject to any charges for investment advisory or other expenses of the type charged to the Fund.

      The performance figures illustrated may also be compared to performance data for the CDA/Weisenberger Index of Long-Term Growth Funds which is an equally weighted index of mutual funds within the stated objective. The funds represented in this index involve investment risks which include the loss of principal invested.

      The performance figures illustrated may also be compared to performance data for the Lipper Growth Fund Index which is an equally weighted performance index of the largest (30) qualifying funds within the growth objective. This index is adjusted for capital gains distribution and income dividends.

      The performance figures illustrated may also be ranked according to Morningstar, Inc., an independent company that rates mutual fund performance. Its proprietary ratings reflect historical risk-adjusted performance. Morningstar rates a fund's performance relative to its class based on total returns, adjusted for applicable fees and charges - thus giving the return figure. It then calculates a risk statistic, based on monthly fund returns. The result is a risk rating that is subtracted from the return rating, with the end number leading to the Morningstar rating.

FINANCIAL STATEMENTS

      The Fund incorporates by reference into this Part B the Financial Statements, including the Schedule of Portfolio Investments and Financial Highlights, and the Report of Independent Accountants thereon contained in its 1998 Annual Report to Shareholders, as previously filed with the SEC (Accession number 0001047469-99-007871).

     Copies of the Fund's financial statements are mailed to each shareholder semiannually. The Fund's annual financial statements are audited by a firm of independent accountants. The firm of PricewaterhouseCoopers, LLP, 1177 Avenue of the Americas, New York, NY 10036, has been selected to audit the Fund's financial statements for the current fiscal year. The Fund will furnish, without charge, an additional copy of the Annual Report upon request made to: First Priority Investment Corporation, 520 Broad Street, Newark, New Jersey 07102-3111, Attn: MAP-EQUITY FUND, telephone number 1-800-559-5535.


                         MAP-EQUITY FUND

                             PART C


Item 23.  Exhibits:  *

(a)    (1)   Certificate of Incorporation and Amendment  thereto,
       incorporated by reference to earlier filing on January 6, 1971, SEC File No. 811-2046, Amendment #1 to Form N-8B-1.

(a) (2) Amendment to Certificate of Incorporation, dated April 12, 1995 and effective May 1, 1995, incorporated by reference to earlier filing on April 27, 1995, SEC File No. 2-36663, Exhibit (1)(b) of Post-Effective Amendment #35 of Form N-1A.

(b)    Registrant's  By-Laws  as  amended  on  April  28,   1997,
       incorporated by reference to earlier filing on April 29, 1997, SEC File No. 811-2046, Amendment #37 of Form N-1A.

(c) Specimen Stock Certificate, incorporated by reference to earlier filing on April 29, 1997, SEC File No. 811-2046,
       Amendment #37 of Form N-1A.

(d) (1) Investment Advisory Agreement, dated April 25, 1983, between the Registrant and Markston International, Inc., and amended December 31, 1987 and October 16, 1991, between the Registrant and Markston Investment Management, as successor to Markston International, Inc., incorporated by reference to earlier filing on April 30, 1992, SEC File No. 2-36663, Exhibit (5)(a) of Post-Effective Amendment #32 of Form N-1A.

(d) (2) Amendment to Investment Advisory Agreement, dated February 9, 1995 and effective April 12, 1995, incorporated by reference to earlier filing on April 27, 1995, SEC File No. 2-36663, Exhibit (1)(b) of Post-Effective Amendment #35 of Form N-1A.

(d) (3) Service Agreement, dated April 29, 1994, among the Registrant, Markston Investment Management and MBL Life Assurance Corporation, incorporated by reference to earlier filing on April 29, 1994, SEC File No. 2-36663, Exhibit (5)(b) of Post-Effective Amendment #34 of Form N-1A.

(e)       Not applicable.

(f)       Not applicable.

(g) Custodian Fee Schedule, revised December 18, 1992, to the Custodian Agreement between Registrant and State Street Bank and Trust Company dated March 4, 1988 incorporated by reference to earlier filing on April 29, 1988, SEC File No. 2-36663, Exhibit (8) of Post-Effective Amendment #28 to Form N-1A. Revision dated December 18, 1992, incorporated by reference to earlier filing on April 30, 1993, SEC File No. 2-36663, Exhibit (8) of Post-Effective Amendment #33 to Form N-1A.


(h) (1) Fee Information for Services as Plan, Transfer, and Dividend Disbursing Agent to the Transfer Agent Agreement between Registrant and State Street Bank and Trust Company dated March 4, 1988, as amended February 3, 1992, incorporated by reference to earlier filing on April 30, 1992, SEC File No. 2-36663, Exhibit (9)(a) of Post-Effective Amendment #32 of Form N-1A.

(h)    (2)    License   Agreement,   dated   January   5,   1971,
       incorporated by reference to earlier filing on January 6, 1971, SEC File No 811-2046, Exhibit (5)(b) of Amendment
       #1 to Form N-8B-1.

(i)    Not applicable.

(j)    Not applicable.

(k)    Not applicable.

(l) Letter incorporated by reference to earlier filing on January 6, 1971, SEC File No. 811-2046, Amendment #1 to
       Form N-8B-1.

(m)    Not applicable.

(n)    Financial Data Schedule.

(o)    Not applicable.
  ___________________________________________________________

*      Page numbers inserted in manually signed copy only.



Item 24.  Persons Controlled by or under Common Control with
           Registrant.

     Not applicable.


Item 25.  Indemnification.

(a)  Insurance Policies:

     The Registrant maintains investment errors and omissions insurance covering those directors who are not interested persons of the Registrant. This policy, subject to the terms and conditions of the policy, protects those directors from legal liabilities and expenses which they may incur as a result of claims for breach of duty, negligent acts, errors, omissions, misstatements or misleading statements committed or alleged to have been committed by them in their capacity as directors of the Registrant. The policy, subject to the terms and conditions of the policy, would also insure the Registrant. The policy excludes expenses and liabilities based upon, among other things, any claim alleging dishonesty or fraudulent acts or omissions or any criminal or malicious acts or omissions. The limits on the policy are $5,000,000 each wrongful act and $5,000,000 aggregate. The Registrant also maintains "run-off" insurance in the same amount for a period of six years, beginning with the termination of the joint errors and omissions insurance coverage. Notwithstanding any agreement or document to the contrary, the Registrant undertakes not to insure any director for any liability the insurance of which is prohibited under the federal securities laws.

     The  Registrant is the joint owner of each policy  with  MBL
     Growth Fund, Inc., MAP-Government Fund, Inc. and MBL Variable Contract Account-7, and the premiums were divided based on the proportion of each entity's net assets to the total net assets of all the joint insureds at the time each policy was purchased.

     The Registrant also maintains an Investment Company Blanket Bond covering the Registrant against larceny and embezzlement committed by any director, officer or employee of the Registrant or its adviser who may have access to securities or funds of the Registrant.

(b)  Delaware Law and By-Law Provision:

     The  General  Corporation  Law of  the  State  of  Delaware,
     Section 145, as amended, permits the Registrant to indemnify any person "who was or is a party or is threatened to be made a party" to any proceeding by reason of his relationship to the Registrant if he acted in good faith and in a manner reasonably believed to be not opposed to the best interest of the Registrant. Expenses may be paid in advance and insurance may be carried by Registrant. Article 13 of Registrant's By-Laws permits similar indemnification.

(c)  Distributor's Agreement:

     The Distributor's Agreement contains provisions whereby First Priority Investment Corporation ("First Priority") has agreed to indemnify the Registrant, any person who controls the Registrant within the meaning of Section 15 of the Securities Act of 1933, and each person who is an officer or director of the Distributor and who is named in the Registration Statement as an officer or director of the Registrant against certain liabilities under the Securities Act of 1933.

(d)  Undertaking:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 26.  Business and other Connections of Investment Adviser.

     See "Management, Organization and Capital Structure" in Part A of this Registration Statement and "Investment Advisory and Other Services" in Part B for a description of Markston Investment Management (Registrant's investment adviser) and its business.

     The  Members  of the Management Committee of the  Investment
     Adviser are as follows:

                                   Other Substantial Business,
                                   Profession, Vocation or
                                   Employment within Past Two
     Name                          Years

     Kathleen M. Koerber           Executive Vice President -
     MBL Life                      and Chief Operating Officer
     520 Broad Street              MBL Life; Director, First
     Newark, NJ  07102             Priority.

     Michael J. Mullarkey          Managing Partner, Markston;
     Markston International, Inc.  Director and Executive Vice
     1 North Lexington Avenue      President, Markston
     White Plains, NY 10601        International, Inc.

     William G. Clark              Senior Vice  President, Pension
     MBL Life                      and Investment Products, MBL
     520 Broad Street              Life; President and Director,
     Newark, NJ 07102              First Priority.


Item 27.  Principal Underwriters.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not applicable.


Item 28.  Location of Accounts and Records.

     All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of the Registrant and State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, or First Priority Investment Corporation, 520 Broad Street, Newark, New Jersey 07102.


Item 29.  Management Services.

     Other than as set forth under the caption "Management, Organization and Capital Structure" in Part A of this
     Registration Statement and under the caption "Investment Advisory and Other Services" in Part B, Registrant is not a party to any management-related service contract.


Item 30.  Undertakings.

     Not applicable.


                              SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, and State of New Jersey, on the 30th day of April, 1999.


                                   MAP-EQUITY FUND
                                   (Registrant)

                              By:  /s/ Kathleen M. Koerber
                                   Kathleen M. Koerber, President